As filed with the Securities and Exchange Commission on December 22, 2005

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOOD HARBOR PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	20-3303304

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4100 NORTH FAIRFAX DRIVE ARLINGTON,VIRGINIA	22203
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-128351 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Units

Series B Units

Common Stock, $0.0001 par value

Class B Common Stock, $0.0001 par value

Class W Warrants

Class Z Warrants

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-128351). This information is incorporated herein by reference.

ITEM 2.	INDEX TO EXHIBITS.

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Incorporation.*

3.1.1	Form of Amended and Restated Certificate of Incorporation.**

3.2	Bylaws.*

3.2.1	Form of Amended and Restated Bylaws.*

4.1	Specimen Series A Unit Certificate.*

4.2	Specimen Series B Unit Certificate.*

4.3	Specimen Common Stock Certificate.*

4.4	Specimen Class B Common Stock Certificate.*

4.5	Specimen Class W Warrant Certificate.*

4.6	Specimen Class Z Warrant Certificate.*

4.7	Form of Unit Purchase Option to be granted to Representative.*

4.8	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*

*	Incorporated by reference from the Company’s Registration Statement on Form S-1, which was initially filed with the Securities and Exchange Commission on September 15, 2005.
**	Incorporated by reference from the Company’s Amendment No. 2 to the Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on December 22, 2005.

[Remainder of Page Intentionally Left Blank]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 22, 2005	GOODHARBOR PARTNERS ACQUISITION CORP.

	By:	/S/ RALPH S. SHERIDAN
Name: Ralph S. Sheridan Title: Chief Executive Officer